Exhibit 5.1

April 20, 2026

Worksport Ltd.

2500 N America Dr.

West Seneca, NY 14224

Re: Worksport Ltd. – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Worksport Ltd., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the Company of an additional 1,390,634 shares of its common stock, par value $0.001 per share (the “Shares”), issuable pursuant to the “evergreen” provisions of the Company’s Worksport Ltd. 2022 Equity Incentive Plan, as amended (the “Plan”).

In rendering this opinion, we have examined such corporate records, certificates of officers of the Company and public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the legal capacity of all natural persons.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered against payment therefor in accordance with the terms of the Plan and the Registration Statement, will be validly issued, fully paid and nonassessable.

Our opinion is expressed only with respect to Chapter 78 of the Nevada Revised Statutes (the “NRS”). We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP